UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2012 (May 13, 2012)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 13, 2012, Newcastle Investment Corp., through its wholly owned subsidiaries (“Newcastle”), entered into definitive agreements (the “Acquisition Agreements”) with Nationstar Mortgage LLC (“Nationstar”), an affiliate of Newcastle’s manager, to acquire excess mortgage servicing rights (“Excess MSRs”). Also on May 13, 2012, Nationstar entered into an agreement to acquire primary mortgage servicing rights (“MSRs”) on residential mortgage loans with a total unpaid principal balance of approximately $201 billion as of February 29, 2012 (the “Portfolio”) from Residential Capital, LLC and related entities (collectively, the “Seller”) in connection with the Seller’s proposed asset sale pursuant to an auction to be carried out in accordance with the U.S. Bankruptcy Code.

Under the Acquisition Agreements, Newcastle committed to invest $450 million to acquire a 65% interest, subject to certain adjustments, in the Excess MSRs related to the Portfolio. Newcastle has retained the flexibility to sell a portion of its commitment, and its investment is expected to be between $150 million and $300 million. Based on the total commitment amount, Newcastle will be required to post approximately $25 million of the approximately $72 million cash deposit required to be funded by Nationstar under the agreement with the Seller and will be entitled to approximately $25 million of the approximately $72 million break-up fee that would be payable to Nationstar if it is not the successful bidder in the auction. Based on the expected size of the investment, Newcastle will be required to post a deposit of approximately $16.8 million and will be entitled to a break-up fee of approximately $16.8 million.

Nationstar will retain all ancillary income associated with the servicing of the Portfolio and 35%, subject to certain adjustments, of the Excess MSRs. Approximately 65% of the loans in the Portfolio are owned, insured or guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae. Nationstar will be the servicer of the loans and will provide all servicing and advancing functions for the Portfolio. Newcastle will not have any prior or ongoing servicing duties, liabilities or obligations associated with the servicing of the Portfolio.

On May 13, 2012, Newcastle also entered into future spread agreements (the “Recapture Agreements”) with Nationstar. Under the Recapture Agreements, if Nationstar refinances any loan in the Portfolio, subject to certain limitations, Nationstar will be required to transfer a new loan into a portfolio with respect to which Newcastle and Nationstar will share the related Excess MSRs in the same proportion as the allocation on the Portfolio.

Newcastle currently expects the auction process to be completed by mid-September 2012, and, if Nationstar is the successful bidder, closing to be completed by late 2012. The auction timing and process are subject to the court’s discretion and may change. In addition to the bankruptcy process, the transaction is subject to customary closing conditions, including certain regulatory approvals and third party consents, and customary termination rights.

FORWARD-LOOKING STATEMENTS

Certain statements herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Newcastle’s ability to acquire the Excess MSRs and to mitigate the impact of prepayments on this investment. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, a delay in or a failure to obtain court approval of the auction procedures, process, or other terms of ResCap’s proposed asset sale under the U.S. Bankruptcy Code; the receipt by ResCap in the auction of an offer for the assets that is superior to Nationstar’s offer; the willingness of regulators to forbear from regulatory actions that would impede the consummation of the transaction; the impact on Nationstar’s servicing practices of enforcement consent orders and agreements entered into by certain federal and state agencies against the largest mortgage servicers; the continued deterioration of the residential mortgage market, increase in monthly payments on adjustable rate mortgage loans, adverse economic conditions, decrease in property values and increase in delinquencies and defaults; the deterioration of the market for reverse mortgages and increase in foreclosure rates for reverse mortgages; Nationstar’s ability to efficiently service higher risk loans; Nationstar’s ability to compete successfully in the mortgage loan servicing and mortgage loan originations industries; Nationstar’s ability to scale-up appropriately and integrate the assets, employees, operations and platforms related to the transaction; the ability of each of Newcastle and Nationstar to obtain sufficient capital to fund the purchase price for this acquisition; changes to federal, state and local laws and regulations concerning loan servicing, loan origination, loan modification or the licensing of entities that engage in these activities; and the loss of Nationstar’s licenses. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available on the Company’s website (www.newcastleinv.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of May 13, 2012, between Nationstar Mortgage LLC and NIC MSR V LLC.

10.2	Future Spread Agreement for FNMA Mortgage Loans, dated May 13, 2012, between Nationstar Mortgage LLC and NIC MSR V LLC.

10.3	Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of May 13, 2012, between Nationstar Mortgage LLC and NIC MSR IV LLC.

10.4	Future Spread Agreement for FHLMC Mortgage Loans, dated May 13, 2012, between Nationstar Mortgage LLC and NIC MSR IV LLC.

10.5	Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of May 13, 2012, between Nationstar Mortgage LLC and NIC MSR VI LLC.

10.6	Future Spread Agreement for Non-Agency Mortgage Loans, dated May 13, 2012, between Nationstar Mortgage LLC and NIC MSR VI LLC.

10.7	Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans, dated as of May 13, 2012, between Nationstar Mortgage LLC and NIC MSR VII LLC.

10.8	Future Spread Agreement for GNMA Mortgage Loans, dated May 13, 2012, between Nationstar Mortgage LLC and NIC MSR VII LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Brian C. Sigman
Brian C. Sigman
Chief Financial Officer

Date: May 15, 2012

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